UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )  July 29, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

New Notes and Indenture

On July 29, 2009 (the “Settlement Date”), FairPoint Communications, Inc. (the “Company”) consummated its private exchange offer (the “Exchange Offer”) for its outstanding 13 1/8% Senior Notes due 2018 (the “Old Notes”), pursuant to which an aggregate principal amount of $439,568,000 in Old Notes (which amount was equal to approximately 83% of the then outstanding Old Notes) were exchanged for an aggregate principal amount of $439,568,000 in new 13 1/8% Senior Notes due 2018 (the “New Notes”).  In addition, pursuant to the terms of the Exchange Offer, an additional $18,910,661 in aggregate principal amount of the New Notes was issued to holders who tendered their Old Notes in the Exchange Offer as payment for accrued and unpaid interest on the exchanged Old Notes up to, but not including, the Settlement Date.  On the Settlement Date, the Company also paid a cash consent fee of $1,631,719 in the aggregate to holders of Old Notes who validly delivered and did not revoke consents in the consent solicitation that the Company conducted concurrently with the Exchange Offer prior to a specified early consent deadline, which amount was equal to $3.75 in cash per $1,000 aggregate principal amount of the Old Notes exchanged in the Exchange Offer.

Also on July 29, 2009, in connection with the issuance of the New Notes, the Company entered into an Indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), governing the New Notes.  The Indenture contains covenants that limit the Company’s ability to, among other things, incur debt, pay dividends and make certain other payments, sell assets, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, engage in certain transactions with affiliates, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The New Notes and the Indenture also contain customary events of default, including, without limitation, failure to pay interest on the New Notes within 30 days after becoming due and payable; failure to pay principal of, or premium, if any, on the New Notes when due; and failure to comply with certain covenants contained in the Indenture for a period of 60 days after written notice from the trustee or the holders of 25% of the aggregate principal amount of New Notes then outstanding. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes outstanding may declare the principal amount of all the New Notes to be due and payable immediately.

The New Notes will mature on April 2, 2018 and will bear interest at a fixed rate of 13 1/8%, payable in cash, except that the New Notes will bear interest at a rate of 15% for the period from July 29, 2009 through and including September 30, 2009 (the “Initial Interest Payment Period”).  In addition, the Company is permitted to pay the interest payable on the New Notes for the Initial Interest Payment Period in the form of cash, by capitalizing such interest and adding it to the principal amount of the New Notes or a combination of both cash and such capitalization of interest, at the Company’s option.  Notwithstanding the foregoing, to the extent the Company pays the interest payable on the Old Notes on October 1, 2009 in cash, then the Company will, at its option, be required to either (i) pay interest on the New Notes in cash at a rate of 13 1/8% for the Initial Interest Payment Period or (ii) pay interest on the New Notes by capitalizing such interest and adding it to the principal amount of the New Notes at a rate of 17% per annum for the Initial Interest Payment Period.

Second Supplemental Indenture

In addition, in connection with the Exchange Offer, the Company entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated July 17, 2009, between the Company and the Trustee, which became effective on July 29, 2009.  The Second Supplemental Indenture amends the Indenture dated as of March 31, 2008, by and between Northern New England Spinco Inc., a subsidiary of Verizon Communications Inc., and the Trustee, as amended by the First Supplemental Indenture, dated as of March 31, 2008, between the Company and the Trustee (the “Old Indenture”). The Second Supplemental Indenture effected certain amendments to the Old Indenture (collectively, the “Amendments”).

The Amendments: (a) eliminate substantially all of the restrictive covenants in the Old Indenture and all such references thereto relating to (i) repurchase offers; (ii) compliance certificates; (iii) reports to Holders; (iv) payment of taxes; (v) stay, extension and usury laws; (vi) restricted payments; (vii) dividend and other payment restrictions affecting subsidiaries; (viii) the incurrence of indebtedness; (ix) asset sales; (x) transactions with affiliates; (xi) the creation of liens; (xii) business activities; (xiii) designation of restricted and unrestricted subsidiaries; (xiv) guarantees; (xv) sale and leaseback transactions; (xvi) merger, consolidation or sale of assets; and (xvii) consolidation of guarantors; and (b) include the removal of the requirement to make a change of control offer and asset sale offer and certain events of default, including, but not limited to, events of default arising as a result of (i) any failure to comply with certain covenants and obligations in the Old Indenture and the Old Notes (other than defaults in the payment of principal and interest); (ii) any default in the payment of other indebtedness or the acceleration of other indebtedness; and (iii) any final judgment.

The foregoing descriptions of the Indenture and the Second Supplemental Indenture are qualified in their entirety by reference to the Indenture, the Form of 13 1/8% Senior Notes due 2018 and the Second Supplemental Indenture which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure under the heading “Indenture” set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01               Other Events

On July 30, 2009, the Company issued a press release entitled “FairPoint Communications Announces Consummation of the Private Debt Exchange Offer for its 13 1/8% Senior Notes due 2018” (the “Exchange Offer Press Release”).  A copy of the Exchange Offer Press Release is being furnished by being attached hereto as Exhibit 99.1.

On July 30, 2009, the Company issued a press release entitled “FairPoint Communications Notified of Noncompliance with NYSE Continued Listing Standards” (the “NYSE Press Release”).  A copy of the NYSE Press Release is being furnished by being attached hereto as Exhibit 99.2.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated July 29, 2009

4.2	Form of 13 1/8% Senior Notes due 2018 (included in Exhibit 4.1)

4.3	Second Supplemental Indenture, dated July 17, 2009

99.1	Press Release, dated July 30, 2009

99.2	Press Release, dated July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:		/s/ Alfred C. Giammarino
	Name:	Alfred C. Giammarino
	Title:	Executive Vice President and Chief Financial Officer

Date:  August 3, 2009